UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 24, 2008

OMNI ENERGY SERVICES CORP.

(Exact name of registrant as specified in its charter)

LOUISIANA	0-23383	72-1395273
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4500 N.E. Evangeline Thruway

Carencro, Louisiana 70520

(Address of principal executive offices) (Zip Code)

(337) 896-6664

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On April 24, 2008, OMNI Energy Services Corp. (“OMNI”) announced the completion of the acquisition of Industrial Lift Truck & Equipment Co., Inc., a Louisiana corporation (“ILT”), pursuant to a Stock Purchase and Sale Agreement dated as of April 23, 2008, by and among OMNI, ILT, and the holders of one hundred percent of the outstanding stock of ILT (the “Purchase Agreement”). OMNI purchased 100% of the issued and outstanding shares of common stock of ILT for the total consideration of approximately $20.25 million, including $16.25 million of cash and the issuance of $4.0 million of promissory notes. The promissory notes will accrue interest at a rate of 5% per annum and mature at various dates over a three-year period. OMNI utilized availability under its new Senior Credit Facility to fund the cash portion of the purchase price.

Headquartered in Lafayette, Louisiana, ILT employs a workforce of approximately 30 employees and operates from an additional rental and service facility located in Lincoln, Texas. ILT owns over 300 specialized lifting units which are available for rent to customers primarily in the oil and gas industry.

A copy of the press release announcing the acquisition is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The press release should be read in conjunction with the note regarding forward-looking statements, which is included in the text of the press release.

The description of the Purchase Agreement above does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which was filed as Exhibit 2.1 to this Current Report on Form 8-K f.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired. As permitted by Item 9.01(a)(4) of Form 8-K, OMNI will file the financial statements required by Item 9.01(a)(1) of Form 8-K pursuant to an amendment to this Form 8-K within 71 calendar days after the date this Form 8-K is required to be filed.

(b)	Pro Forma Financial Information. As permitted by Item 9.01(b)(2) of Form 8-K, OMNI will file the pro forma financial information required by Item 9.01(b)(1) of Form 8-K pursuant to an amendment to this Form 8-K within 71 calendar days after the date this Form 8-K is required to be filed.

(c)	Exhibits.

Exhibit Number	Description
2.1	Stock Purchase and Sale Agreement dated as of April 23, 2008 by and between OMNI Energy Services Corp., Industrial Lift Truck & Equipment Co., Inc., a Louisiana corporation, and Jimmie and Ruth Ortego.

99.1	Press release dated April 24, 2008 entitled “OMNI Energy Completes Acquisition of Industrial Lift Truck” announcing the completion of the acquisition of Industrial Lift Truck & Equipment Co., Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNI ENERGY SERVICES CORP.
Dated: April 30, 2008

	By:	/s/ Ronald D. Mogel
Ronald D. Mogel
Senior Vice President and
Chief Financial Officer